UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

Penn Octane Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24394	52-1790357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77-530 Enfield Lane, Bldg. D Palm Desert, California	92211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 772-9080

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 26, 2007, Rio Vista Energy Partners L.P. (“Rio Vista”), an affiliate of Penn Octane Corporation (“Penn Octane”), entered into a loan agreement (“Loan Agreement”) with RZB Finance LLC (“RZB”) in connection with Rio Vista’s acquisition of Regional Enterprizes, Inc. Pursuant to the Loan Agreement, Rio Vista borrowed $5 million from RZB.

On July 26, 2007, as a condition of the Loan Agreement, Penn Octane entered into a First Amendment to Line Letter (“First Amendment”) with RZB. The First Amendment amends the Amended and Restated Line Letter dated as of September 14, 2004 between Penn Octane and RZB. The First Amendment reduces the amount of Penn Octane’s credit facility with RZB from $15 million to $10 million. Subject to RZB’s discretion, the amount of Penn Octane’s credit facility will be increased dollar for dollar by Rio Vista’s principal repayments under the Loan Agreement.

On July 26, 2007, as a further condition of the Loan Agreement, Penn Octane also entered into a Guaranty & Agreement (“Guaranty”) with RZB. Pursuant to the Guaranty, Penn Octane agreed to guaranty all of the indebtedness, liabilities and obligations of Rio Vista to RZB under the Loan Agreement and otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN OCTANE CORPORATION

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer, Acting President, Vice President,
Chief Financial Officer, Treasurer and Assistant Secretary (Principal
Executive, Financial and Accounting Officer)

Date: August 1, 2007

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